Exhibit 3.1

STATE OF NEVADA
ROSS MILLER Secretary of State		SCOTT W ANDERSON Deputy Secretary for Commercial Recordings
OFFICE OF THE SECRETARY OF STATE

Certified Copy

May 16, 2011

Job Number:	C20110516-2264
Reference Number:	00003113856-67
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
20050558178-61	Articles of Incorporation	4 Pages/1 Copies

Respectfully, /s/ ROSS MILLER
ROSS MILLER Secretary of State
Certified By: Christine Rakow Certificate Number: C20110516-2264 You may verify this certificate online at http://www.nvsos.gov/

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

Dean Heller Secretary of State 206 North Carson Street Carson City, Nevada 89701-4299 (775) 684-5708 Website: secretaryofstate.biz

Articles of Incorporation (PURSUANT TO NRS 78)
Filed in the office of /s/ Dean Heller Dean Heller Secretary of State State of Nevada	Document Number 20050558178-61
Filing Date and Time 11/17/2005 2:20 PM
Entity Number E0779322005-7

ABOVE SPACE FOR OFFICE USE ONLY

1. Name of Corporation:	Expertelligence Inc.

2. Registered Agent Name and Street Address: (Must be a Nevada address where precess may be served)
Corporate Creations Network Inc
Name
	8275 South Eastern Avenue #200-47	Las Vegas Nevada		89123
	Street Address	City		Zip Code

	Optional Mailing Address	City		Zip Code

3. Shares: (Number of shares corporation is authorized to issue)	Number of shares With par value: 325,000,000	Per value: $0.0001	Number of shares Without par value: 0
4. Name & Addresses Of Board of Directors/Trustees: (attach additional page if there is more than 3 directors/trustees)
1. Lawrence A Creeger
Name
	11408 Orchard Park	Glen Allen	VA	23059
	Street Address	City	State	Zip Code

2.

	Street Address	City	State	Zip Code

3.
Name

	Street Address	City	State	Zip Code

5. Purpose: (optional –see Instructions)	The purpose of this corporation shall be: Any lawful purpose
6. Name, Address And Signature of Incorporator: (attach additional pages if more than one incorporator)
	Corporate Creations Network Inc	X /s/ Taide Baez, Vice President
	Name	Signature

	941 Fourth Street	Miami Beach	FL	33139
	Address	City	State	Zip Code

7. Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named entity.
	X /s/ Taide Baez, Vice President			11-14-2005
	Authorized Signature of R.A or On Behalf of R.A Company			Date

This form must be accompanied by appropriate fees.	Nevada Secretary or State Form 78 ARTICLES 2003
Revised: 10-04-05

1.	Nome of Corporation:

Expertenigence, Inc.

2.	Resident Agent Nam* sad Street Address: Corporate Creations Network Inc.

3.	Shares:

The maximum number of shares of stock that this corporation is authorized to have outstanding at any one time is 300,000,000 shares of common stock having a par value of S0.0001 per share; and 25,000,000 shares of preferred stock having a par value of-SO.0001, with the specific terms, conditions, limitations, and preferences of each class to be determined by the Board of Directors without shareholder approval.

4.	Tames and Address of Board of Directors:

Lawrence A. Creeger, 11408 Orchard Park, Glenn Alen, VA 23059 Soda! Security #: 225.60-4712

5.	Purpose:

This corporation may engage or transact in any and all lawful activities or business permitted under the Taws of the United States, the State of Nevada or any other state, country, territory or nation.

6.	Term of Existence:

This corporation is to exist perpetually.

7.	Special Authority of board of Directors and Waiver of Dissenters Rights:

The Board of Directors shalt be and are hereby authorized to enter into on behalf of the corporation and to bind the corporation without shareholder approval, to any and all acts approving (a) a name cheap: (b) the terms and conditions of a merger andtor a share exchange; and (c) divisions, combinations and/or splits of shares of any class or series of stock of the corporation, whether issued or unissued, with or without any change the number of authorized shares; and shareholders affected thereby, shall not be entitled to dissenters rights with respect thereto under any applicable statutnry dissenters rights provisions.

8.	Conflict of Interest:

Any related party contract or transaction must be authorized, approved orratifled at arnecting of the Board of Directors by sufficient vote thereon by directors not interestee therein or the transaction must be fair and reasonable to the Corporation

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9.	Indemnification:

The Corporation shall indemnify its Officers, Directors, Employees and Agents in accordance with the following:

(a) The Corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was otherwise serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to he in, or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, has no reasonable cause to believe his conduct to be unlawful. The termination of any action. suit or proceeding, by judgment, order, settlement, conviction upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the person did not act in good faith in a manner he reasonably believed to be in. or not opposed to, the best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe the action was unlawful,

(b) The Corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by or in the right of the Corporation, to procure a judgment in its favor by reason of the feet that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other entererise, against expenses (including attorneys' fees), actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to whether such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation, unless, and only to the extent that, the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which such court deems proper.

(c) To the extent that a director, officer,  employee or agent of the Corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in Sections (a) and (b) of this Article, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him in connection therewith.

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(d) Any indemnification under Section (a) or (b) of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the officer, director, employee or agent is proper under the circumstances, because he has met the applicable standard of conduct set forth in Section (a) or (b) of this Article. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such quorum is tot obtainable or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the affirmative vote of the holders of a majority of the shares of stock entitled to vote and represented at a meeting called for that purpose.

(e) Expenses (including attorneys' fees) incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding, as authorized in section (d) of this Article, upon receipt of an understanding by or on behalf of the director, officer, employee or agent to repay such amount, unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article,

(f) The Board of Directors may exercise the Corporation's power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Company, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under this Article.

(g) The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking Indemnification may be entitled under these Attended Articles of Incorporation, the Bylaws, agreements, vote of the shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs end personal representatives of such a person.

10.	Names, Address and Signature of Incorporator:

Corporate Creations

11.	Certificate of Acceptance of Appointment of Resident Agent:

Corporate Creations

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*090201*

ROSS MILLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4520 (775) 684-5708 Website: www.nvsos.gov
	Filed in the office of	Document Number
	/s/ Ross Miller	20110219048-48
	Ross Miller	Filing Date and Time
	Secretary of State	03/24/2011 1:14 PM
	State of Nevada	Entity Number
E0779322005-7
Certificate of Amendment (PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Expertelligence, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

1 . The name of the corporation is:

Pay Mobile, Inc.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 300,000,000

4. Effective date of filing: (optional)
(must not be later than 90 days after the certificate is filed)
5. Signature: (required)

X /s/ W. Phillip Palmisano	W. Phillip Palmisano, Special Secretary
Signature of Officer

*if any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary or state Amend Profit-After
Revised: 3-6-09